EXHIBIT 21


SUBSIDIARIES OF OCEANEERING INTERNATIONAL, INC.


                                       Percentage of Ownership    Jurisdiction
                                       by Oceaneering             of
Subsidiary                             International, Inc.        Organization

Eastport International, Inc.                          100%         Delaware
Marine Production Systems do Brasil Ltda.             100%         Brazil
Marine Production Systems, Ltd.                       100%         Delaware
Marine Production Systems Servicos Ltda.              100%         Brazil
Multiflex, Inc.                                       100%         Texas
Multiflex Limited                                     100%         Scotland
Norsk Subsea Cable A/S                                 49%         Norway
Ocean Systems Engineering, Inc.                       100%         Texas
Ocean Systems Engineering Limited                     100%         England
Oceaneering Arabia Ltd.                                50%         Saudi Arabia
Oceaneering A/S                                       100%         Norway
Oceaneering Australia Pty. Limited                    100%         Australia
Oceaneering FSC, Inc.                                 100%         Barbados
Oceaneering International AG                          100%         Switzerland
Oceaneering International (M) Sdn. Bhd.               100%         Malaysia
Oceaneering International Pte Ltd                     100%         Singapore
Oceaneering International, S.A. de C.V.               100%         Mexico
Oceaneering International Services Limited            100%         England
Oceaneering International (Sharjah) Limited           100%         Sharjah
Oceaneering Limited                                   100%         Canada
Oceaneering Technologies, Inc.                        100%         Delaware
Oceaneering Underwater GmbH                           100%         Switzerland
Oceanteam A/S                                          50%         Norway
Oil Industry Engineering, Inc.                        100%         Texas
P. T. Calmarine                                        50%         Indonesia
Solus Emirates                                         49%         U.A.E.
Solus Ocean Systems, Inc.                             100%         Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.                 49%         Malaysia
Solus Schall Limited                                  100%         England
Solus Schall (Nigeria) Limited                         50%         Nigeria
Specialty Wire and Cable Company, Inc.                100%         Texas
Steadfast Oceaneering, Inc.                           100%         Virginia
UEC 789 Limited                                       100%         Scotland
Monocean Oceaneering Engenharia Submarina Ltda.       100%         Brazil
Ocean Systems do Brasil Servicos Subacquaticos, Ltda. 100%         Brazil
Solus Offshore, Ltd.                                  100%         Cayman
                                                                   Islands
Oceaneering do Brasil Servicos Submarinos, Ltda.      100%         Brazil
Servicos Marinos Oceaneering Chile Ltda.              100%         Chile
Oceaneering Space Systems, Inc.                       100%         Delaware
Oceaneering Survey, Inc.                              100%         Delaware
Oceaneering International (Netherlands) B.V.          100%         Netherlands
Oceaneering Services (Nigeria) Limited                100%         Nigeria
Oceaneering Geoscience Ltd.                           100%         England


(1) The names of certain subsidiaries have been omitted since the unnamed subsidiaries considered in the aggregate would not constitute a significant subsidiary as defined by Item 601(b)(21).